Exhibit 5.1

[Reed Smith Letterhead]

January 15, 2010

The PNC Financial Services Group, Inc.

PNC Capital Trust F

PNC Capital Trust G

PNC Capital Trust H

c/o The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, PA 15222

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to (1) PNC Capital Trust F, PNC Capital Trust G and PNC Capital Trust H (the “PNC Trusts”), each a Delaware statutory trust, and (2) The PNC Financial Services Group, Inc. (the “Company”), a Pennsylvania corporation, in connection with a Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company and the PNC Trusts with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 under the Act of the following securities: (i) capital securities (the “Capital Securities”) of each of the PNC Trusts and (ii) unsecured junior subordinated debt securities of the Company related to the Capital Securities (the “Junior Subordinated Debt Securities”) which are to be issued pursuant to that certain Amended and Restated Junior Subordinated Indenture dated as of February 13, 2008, as amended by a First Supplemental Indenture dated as of February 13, 2008 (the “Indenture”), between the Company and The Bank of New York Mellon, successor to The Bank of New York, as trustee. The Capital Securities of each PNC Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such PNC Trust (each, a “Declaration” and, collectively, the “Declarations”), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debt Securities to be held by the Property Trustee (as defined below) of such PNC Trust, BNYM Delaware, formerly The Bank of New York (Delaware), as Delaware trustee, The Bank of New York Mellon, as property trustee (the “Property Trustee”), and the regular trustees to be named therein.

This opinion is being delivered to be filed as an Exhibit to the Registration Statement in accordance with Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the certificate of trust or amended and restated certificate of trust of each PNC Trust, as filed with the office of the

Secretary of State of the State of Delaware; (iii) the form of the Declaration of each of the PNC Trusts (including the form of the designations of the terms of the Capital Securities of each of the PNC Trusts annexed thereto); (iv) the form of the Capital Securities of each of the PNC Trusts; (v) the form of the Capital Securities Guarantee Agreement (the “Capital Securities Guarantee”) to be entered into by the Company and The Bank of New York Mellon, as guarantee trustee; (vi) the Indenture; (vii) the Amended and Restated Articles of Incorporation and By-Laws of the Company, as filed by the Company with the Commission as exhibits to its reports under the Securities Exchange Act of 1934, as amended, and (viii) resolutions adopted by the Board of Directors of the Company on November 19, 2009 relating to the issuance and sale of the Offered Debt Securities (as defined below) and the Capital Securities Guarantee and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the PNC Trusts, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each PNC Trust, the Capital Securities of each PNC Trust and the Capital Securities Guarantee will be executed in substantially the form reviewed by us and that the terms of the Offered Capital Securities (as defined below) and the Offered Debt Securities, will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the PNC Trusts or their respective property is subject, (ii) any law, rule, or regulation to which the Company or any of the PNC Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the PNC Trusts and others.

We do not express any opinion as to any laws other than the Delaware Statutory Trust Act and the laws of the Commonwealth of Pennsylvania. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to the Capital Securities of each PNC Trust to be offered pursuant to the Registration Statement (the “Offered Capital Securities”), when (i) the Declaration of such PNC Trust has been duly executed and delivered by the parties thereto; (ii) all necessary action on behalf of such PNC Trust has been taken to approve the issuance and terms of the Offered Capital Securities and related matters in accordance with the Declaration; (iii) the Offered Capital Securities have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (iv) if the Offered Capital Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Capital Securities has been duly authorized, executed and delivered by the applicable PNC Trust and the other parties thereto, the Offered Capital Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable. We bring to your attention, however, that the holders of the Offered Capital Securities may be obligated, pursuant to the Declaration of such PNC Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Capital Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the Property Trustee of such PNC Trust to exercise its rights and powers under the Declaration of such PNC Trust.

2.	With respect to the Capital Securities Guarantee, when (i) the Declaration of such PNC Trust is duly executed and delivered by the parties thereto; (ii) all necessary action on behalf of such PNC Trust has been taken to approve the issuance and terms of the Offered Capital Securities in accordance with the Declaration; (iii) the Offered Capital Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (iv) if the Offered Capital Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Capital Securities has been duly authorized, executed and delivered by the applicable PNC Trust and the other parties thereto, the Capital Securities Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) rights to indemnity and contribution thereunder may be limited by applicable law or the public policy underlying such law.

3.

With respect to any series of Junior Subordinated Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (ii) the terms of the Offered Debt Securities have been established in conformity with the Indenture; (iii)

the Offered Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating to the related Offered Capital Securities; and (iv) if the Offered Debt Securities or the Offered Capital Securities to which the Offered Debt Securities relate are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities or such Offered Capital Securities has been duly authorized, executed and delivered by the parties thereto, the Offered Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in any prospectus relating to the Offered Capital Securities which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Yours truly,

/s/ Reed Smith LLP

RKM/HTF/SLA